Exhibit 99.1

STERIS CORPORATION ANNOUNCES FISCAL 2014 FOURTH QUARTER

AND FULL YEAR RESULTS

• Strong fourth quarter results to end the year

• Full year reported EPS of $2.17; record full year adjusted EPS of $2.48

• Fiscal 2015 outlook calls for double-digit growth for revenue and EPS

Mentor, Ohio (May 8, 2014)—STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2014 fourth quarter and full year ended March 31, 2014. As reported, fiscal 2014 fourth quarter revenue was $465.3 million compared with $428.2 million in the fourth quarter of fiscal 2013. Operating income for the fourth quarter was $59.6 million compared with $65.1 million in the fourth quarter of fiscal 2013. Net income was $38.9 million, or $0.65 per diluted share, compared with net income of $41.4 million, or $0.70 per diluted share in the fourth quarter of fiscal 2013. The reported financial results for these periods reflect the $20.5 million restructuring charge in the fourth quarter of fiscal 2014, the SYSTEM 1 Rebate Program in fiscal 2013, as well as acquisition related expenses, amortization of intangibles and certain other items in both periods. Please refer to the attached schedules for additional information, including reconciliations of adjusted “non-GAAP financial measures” to reported results.

Adjusted Results

On an adjusted basis, fiscal 2014 fourth quarter revenue increased 9% to $465.3 million compared with adjusted revenue of $426.2 million in the fourth quarter of fiscal 2013, driven by double digit growth in Healthcare and high single digit growth in Isomedix. Adjusted operating income for the fourth quarter increased 32% to $86.5 million, compared with adjusted operating income for the fourth quarter of fiscal 2013 of $65.4 million. Adjusted net income for the fourth quarter of fiscal 2014 increased 30% to $54.2 million, or $0.91 per diluted share, compared with adjusted net income for the previous year of $41.5 million, or $0.70 per diluted share. The improvement in profit was driven by the increase in volume and operating expense leverage.

“We are pleased to report another record year,” said Walt Rosebrough, President and Chief Executive Officer of STERIS. “On an adjusted basis, we grew the top-line 10% and operating income 14% in fiscal 2014. We anticipate another record year of revenue and adjusted earnings for fiscal 2015, and are excited about the way our people are performing and the platforms we are building to realize our long-term objectives.”

STERIS Corporation

News Announcement

Segment Results

As reported, Healthcare revenue in the quarter was $352.0 million compared with $317.4 million in the fourth quarter of fiscal 2013. On an adjusted basis, revenue increased 12% to $352.0 million compared with adjusted revenues of $315.4 million in the fourth quarter of fiscal 2013. Contributing to the quarter, service revenue increased 16%, capital equipment revenue grew 13%, and consumable revenue grew 5%.

As reported, Healthcare operating income was $37.6 million compared with $43.0 million in last year’s fourth quarter. Adjusted segment operating income increased substantially to $62.3 million in the fourth quarter of fiscal 2014 compared with $42.9 million in the fourth quarter of fiscal 2013. The increase in adjusted operating income year-over-year was primarily due to the increased volume, the benefit of acquisitions and operating expense leverage.

Life Sciences fourth quarter revenue declined 1% to $63.7 million compared with $64.3 million in the fourth quarter of fiscal 2013. Consumable revenue growth of 9% was more than offset by a 5% decline in capital equipment revenue and a 7% decrease in service revenue. As reported, Life Sciences operating income was $11.4 million compared with $12.3 million in the prior year fourth quarter. Adjusted segment operating income declined slightly to $12.0 million in the current quarter on the lower volume, compared with $12.3 million in the fourth quarter of fiscal 2013.

Fiscal 2014 fourth quarter revenue for Isomedix Services was $49.4 million compared with $45.8 million in the same period last year, an increase of 8%. Revenue benefited from capacity expansions and increased volume from the Company’s core medical device Customers. As reported, operating income was $12.7 million in the quarter compared with $12.1 million in the fourth quarter of last year. Adjusted segment operating income increased 14% to $14.2 million in the fourth quarter of fiscal 2014 compared with $12.4 million in the fourth quarter of fiscal 2013, driven primarily by the increased volume.

Full Year Results

As reported, fiscal 2014 full year revenue increased 8% to $1.62 billion compared with $1.50 billion in fiscal 2013. On an adjusted basis, revenue increased 10% in fiscal 2014. As reported, fiscal 2014 operating income was $206.8 million compared with $242.8 million in fiscal 2013. Adjusted operating income increased 14% to $250.1 million in fiscal 2014 compared with $219.7 million in fiscal 2013.

STERIS Corporation

News Announcement

As reported, fiscal 2014 net income was $129.4 million or $2.17 per diluted share, compared with net income of $160.0 million or $2.72 per diluted share in fiscal 2013. Adjusted net income for fiscal 2014 increased 7% to $147.9 million or $2.48 per diluted share compared with $137.8 million or $2.34 per diluted share in fiscal 2013.

Cash Flow

Net cash provided by operations for fiscal 2014 was $209.6 million, compared with $227.8 million in fiscal 2013. Free cash flow (see note 1) for fiscal 2014 was $128.0 million compared with $140.4 million in the prior year. The decline in free cash flow is primarily due to payments for the Company’s annual incentive compensation program which did not occur in fiscal 2013, as well as the impact of strong working capital improvements in the prior year.

Dividend Announcement

The Company announced today that STERIS’s Board of Directors has authorized a quarterly dividend of $0.21 per common share. The dividend is payable June 26, 2014 to shareholders of record at the close of business on June 5, 2014.

Outlook

Based upon current trends, the Company expects revenue growth in the range of 15-17% in fiscal 2015 when compared with fiscal 2014. Adjusted earnings per diluted share are anticipated to be in the range of $2.78 to $2.91 for the full fiscal year. This outlook reflects certain key assumptions, some of which are listed below:

•	The acquisition of Integrated Medical Systems International, Inc. closes during the Company’s first quarter of fiscal 2015.

•	Healthcare segment revenue is expected to grow in the range of 21-23%.

•	Life Sciences segment revenue is expected to grow mid-single digits.

•	Isomedix segment revenue growth is expected to be in the mid-single digits.

STERIS Corporation

News Announcement

•	The Company has assumed the average forward currency rates for the U.S. dollar and key international currencies as of March 31, 2014.

•	Adjusted EBIT as a percent of revenue is anticipated to be approximately 15%.

•	The adjusted effective tax rate is anticipated to be approximately 35%.

Fiscal 2015 free cash flow (see note 1) is anticipated to be approximately $135 million. Capital expenditures are anticipated to be approximately $95 million, reflecting the impact of acquisitions, continued expansion within Isomedix, new product development and general maintenance and repair for existing facilities.

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern time today, May 8, 2014, either over the Internet at www.steris-ir.com or via phone by calling 1-866-501-2958 in the United States and Canada, and 1-203-369-1826 internationally.

Annual Meeting of Shareholders

The Company will hold its annual meeting of shareholders on July 30, 2014. Further information regarding the time and location will be provided in the Company’s annual report and proxy materials.

About STERIS

The mission of STERIS Corporation is to help our Customers create a healthier and safer world by providing innovative healthcare and life science product and service solutions around the globe. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

STERIS Corporation

News Announcement

(1) Free cash flow is a non-GAAP number used by the Company as a measure to gauge its ability to fund future debt principal repayments, growth outside of core operations, repurchase common shares, and pay cash dividends. Free cash flow is defined as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net, plus proceeds from the sale of property, plant, equipment and intangibles. STERIS’s calculation of free cash flow may vary from other companies.

This press release and the referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this press release and the referenced conference call, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in this press release, the referenced conference call or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, rebate program, transition, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products, the consent decree, the transition or rebate program, or the class action settlement, are summaries only and should not be considered the specific terms of the decree, settlement, program or product clearance or literature. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications or business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (d) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments, or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with our business, industry or initiatives including, without limitation, the consent decree, the transition from the SYSTEM 1 processing system and adjustments to related reserves, or those matters described in our Form 10-K for the year ended March 31, 2013 and other securities filings, may adversely impact Company performance, results, prospects or value, (g) the possibility that anticipated financial results or benefits of recent acquisitions or of our restructuring efforts will not be realized or will be other than anticipated, (h) the effects of contractions in credit availability, as well as the ability of our Customers and suppliers to adequately access the credit markets when needed, and (i) those risks described in our securities filings including our Annual Report on Form 10-K for the year ended March 31, 2013, and other securities filings.

Contact: Julie Winter, Director, Investor Relations at 440-392-7245.

STERIS Corporation

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31		March 31
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$465,287	$426,249	$1,622,252	$1,479,535
SYSTEM 1 Rebate Program	—	1,967	—	22,367

Revenues, net	465,287	428,216	1,622,252	1,501,902
Cost of revenues	272,648	250,621	964,486	881,912
Cost of revenues—Restructuring	8,144	—	8,144	—
Cost of revenues—SYSTEM 1 Rebate Program	—	(173)	—	(1,273)

Cost of revenues, net	280,792	250,448	972,630	880,639

Gross profit	184,495	177,768	649,622	621,263
Operating expenses:
Selling, general, and administrative	100,883	101,909	380,970	354,476
Class action settlement	—	(982)	—	(16,782)
Research and development	11,681	11,726	48,641	41,305
Restructuring expense	12,326	5	13,204	(565)

Total operating expenses	124,890	112,658	442,815	378,434

Income from operations	59,605	65,110	206,807	242,829
Non-operating expense, net	4,619	5,774	18,431	15,731
Income tax expense	16,110	17,955	58,934	67,121

Net income	$38,876	$41,381	$129,442	$159,977

Earnings per common share (EPS) data:
Basic	$0.66	$0.71	$2.20	$2.74

Diluted	$0.65	$0.70	$2.17	$2.72

Cash dividends declared per common share outstanding	$0.21	$0.19	$0.82	$0.74
Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	58,946	58,622	58,966	58,305
Diluted number of common shares outstanding	59,743	59,301	59,745	58,884

STERIS Corporation

Consolidated Condensed Balance Sheets

(In thousands)

	March 31	March 31,
	2014	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$152,802	$142,008
Accounts receivable, net	313,686	275,937
Inventories, net	155,146	144,443
Other current assets	53,111	51,552

Total Current Assets	674,745	613,940
Property, plant, and equipment, net	454,410	431,952
Goodwill and intangible assets, net	747,715	704,424
Other assets	10,292	10,793

Total Assets	$1,887,162	$1,761,109

Liabilities and Equity
Current liabilities:
Accounts payable	$102,430	$79,374
Other current liabilities	152,076	139,463

Total Current Liabilities	254,506	218,837
Long-term debt	493,480	492,290
Other liabilities	97,930	103,002
Equity	1,041,246	946,980

Total Liabilities and Equity	$1,887,162	$1,761,109

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended		Twelve Months Ended
	March 31		March 31
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Revenues:
Healthcare	$352,000	$315,393	$1,180,051	$1,052,423
SYSTEM 1 Rebate Program	—	1,967	—	22,367

Healthcare, net	352,000	317,360	1,180,051	1,074,790
Life Sciences	63,697	64,305	246,122	244,421
STERIS Isomedix Services	49,391	45,818	194,183	179,550

Total Reportable Segments	465,088	427,483	1,620,356	1,498,761
Corporate and Other	199	733	1,896	3,141

Total Segment Revenues	$465,287	$428,216	$1,622,252	$1,501,902

	Three Months Ended		Twelve Months Ended
	March 31		March 31
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Operating Income:
Healthcare	$37,603	$42,988	$109,714	$153,343
Life Sciences	11,377	12,252	50,049	47,453
STERIS Isomedix Services	12,702	12,107	55,186	51,455

Total Reportable Segments	61,682	67,347	214,949	252,251
Corporate and Other	(2,077)	(2,237)	(8,142)	(9,422)

Total Operating Income	$59,605	$65,110	$206,807	$242,829

STERIS Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Twelve Months Ended
	March 31
	2014	2013
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$129,442	$159,977
Non-cash items	107,138	97,877
Change in Accrued SYSTEM 1 Rebate Program and class action settlement	(245)	(68,812)
Changes in operating assets and liabilities	(26,704)	38,773

Net cash provided by operating activities	209,631	227,815
Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(86,367)	(87,412)
Proceeds from sale of property, plant, equipment and intangibles	4,774	34
Investments in businesses, net of cash acquired	(67,059)	(399,676)

Net cash used in investing activities	(148,652)	(487,054)
Financing Activities:
Payments on long-term obligations, net	(70,000)	—
Proceeds under credit facilities, net	71,190	82,290
Proceeds from Private Placement	—	200,000
Deferred financing fees and debt issuance costs	(43)	(1,924)
Repurchases of common shares	(25,469)	(8,002)
Cash dividends paid to common shareholders	(48,385)	(43,195)
Stock option and other equity transactions, net	15,660	23,019
Tax benefit from stock options exercised	2,841	2,058

Net cash used in and provided by financing activities	(54,206)	254,246
Effect of exchange rate changes on cash and cash equivalents	4,021	(3,820)

Decrease in cash and cash equivalents	10,794	(8,813)
Cash and cash equivalents at beginning of period	142,008	150,821

Cash and cash equivalents at end of period	$152,802	$142,008

The following table presents a financial measure which is considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future principal debt repayments and growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

	Twelve Months Ended
	March 31
	2014	2013
	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$209,631	$227,815
Purchases of property, plant, equipment, and intangibles, net	(86,367)	(87,412)
Proceeds from the sale of property, plant, equipment, and intangibles	4,774	34

Free Cash Flow	$128,038	$140,437

Twelve Months Ended
March 31,
2015
(Outlook)*
Calculation of free cash flow for outlook:
Cash flows from operating activities	$230,000
Purchases of property, plant, equipment, and intangibles, net	(95,000)

Free Cash Flow	$135,000

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Earnings Per Share and Outlook

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended		Twelve months ended
	March 31		March 31
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Income per diluted share	$0.65	$0.70	$2.17	$2.72
Impact of SYSTEM 1 Rebate Program and class action settlement, net of tax	—	(0.03)	—	(0.42)
Tax benefit, European restructuring	(0.02)	—	(0.18)	(0.14)
Tax expense, Canadian adjustment	—	—	0.04	—
Restructuring, net of tax	0.21	—	0.22	(0.01)
Inventory and property “step up” to fair value, net of tax	0.01	—	0.01	0.02
Amortization and impairment of purchased intangible assets, net of tax	0.04	0.05	0.17	0.13
Loss (Gain) from fair value adjustment of acquisition related contingent consideration	—	(0.03)	0.01	(0.03)
Acquisition related transaction and integration expenses, net of tax	0.02	0.01	0.04	0.07

Adjusted net income per diluted share	$0.91	$0.70	$2.48	$2.34

Twelve months ended
March 31,
2015
(Outlook)*
Net Income per diluted share	$2.40-$2.53
Inventory “step up” to fair value, net of tax	0.02
Amortization and impairment of purchased intangible assets, net of tax	0.24
Acquisition related transaction and integration expenses, net of tax	0.12

Adjusted net income per diluted share	$2.78-$2.91

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended		Twelve months ended
	March 31		March 31
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net	$465,287	$428,216	$1,622,252	$1,501,902
Impact of SYSTEM 1 Rebate Program	—	(1,967)	—	(22,367)

Adjusted revenues	$465,287	$426,249	$1,622,252	$1,479,535

Gross Profit	$184,495	$177,768	$649,622	$621,263
Impact of SYSTEM 1 Rebate Program	—	(2,140)	—	(23,640)
Amortization of inventory “step up” to fair value	613	—	613	1,593
Restructuring	8,144	—	8,144	—

Adjusted gross profit	$193,252	$175,628	$658,379	$599,216

Selling, general and administrative expenses	$100,883	$101,909	$380,970	$354,476
Amortization and impairment of purchased intangible assets	(4,399)	(5,212)	(17,013)	(12,477)
Amortization of property “step up” to fair value	(7)	—	(7)	—
Acquisition related transaction and integration costs	(1,713)	(647)	(3,585)	(6,314)
Gain (loss) on fair value adjustment of acquisition related contingent consideration	349	2,483	(697)	2,483

Adjusted selling, general and administrative expenses	$95,113	$98,533	$359,668	$338,168

Operating income	$59,605	$65,110	$206,807	$242,829
Impact of SYSTEM 1 Rebate Program and class action	—	(3,122)	—	(40,422)
Amortization of inventory and property “step up” to fair value	620	—	620	1,593
Amortization and impairment of purchased intangible assets	4,399	5,212	17,013	12,477
Acquisition related transaction and integration costs	1,713	647	3,585	6,314
Loss (gain) on fair value adjustment of acquisition related contingent consideration	(349)	(2,483)	697	(2,483)
Restructuring	20,470	5	21,348	(565)

Adjusted operating income	$86,458	$65,369	$250,070	$219,743

Net income	$38,876	$41,381	$129,442	$159,977
Impact of SYSTEM 1 Rebate Program and class action, net of tax	—	(1,904)	—	(24,657)
Amortization of inventory and property “step up” to fair value	496	—	496	972
Amortization and impairment of purchased intangible assets, net of tax	2,707	3,179	10,401	7,611
Acquisition related transaction and integration costs	1,045	395	2,187	3,852
Loss (gain) on fair value adjustment of acquisition related contingent consideration, net of tax	(213)	(1,515)	425	(1,515)
Tax benefit, European restructuring	(1,229)	—	(10,474)	(8,118)
Tax expense, Canadian adjustment	—	—	2,378	—
Restructuring, net of tax	12,487	3	13,022	(345)

Adjusted net income	$54,169	$41,539	$147,877	$137,777

Healthcare revenues, net	$352,000	$317,360	$1,180,051	$1,074,790
Impact of SYSTEM 1 Rebate Program	—	(1,967)	—	(22,367)

Adjusted Healthcare revenues	$352,000	$315,393	$1,180,051	$1,052,423

Healthcare capital equipment revenues	$172,598	$154,966	$515,380	$521,806
Impact of SYSTEM 1 Rebate Program	—	(1,967)	—	(22,367)

Adjusted Healthcare capital equipment revenues	$172,598	$152,999	$515,380	$499,439

Healthcare operating income	$37,603	$42,988	$109,714	$153,343
Impact of SYSTEM 1 Rebate Program and class action	—	(3,122)	—	(40,422)
Amortization of inventory and property “step up” to fair value	620	—	620	1,593
Amortization and impairment of purchased intangible assets	4,273	4,908	15,862	10,987
Acquisition related transaction and integration costs	1,713	647	3,585	6,314
Loss (gain) on fair value adjustment of acquisition related contingent consideration	(349)	(2,483)	697	(2,483)
Restructuring	18,486	5	19,364	(565)

Adjusted Healthcare operating income	$62,346	$42,943	$149,842	$128,767

Life Sciences operating income	$11,377	$12,252	$50,049	$47,453
Amortization and impairment of purchased intangible assets	18	39	88	190
Restructuring	635	—	635	—

Adjusted Life Sciences operating income	$12,030	$12,291	$50,772	$47,643

Isomedix operating income	$12,702	$12,107	$55,186	$51,455
Amortization and impairment of purchased intangible assets	108	265	1,063	1,300
Restructuring	1,349	—	1,349	—

Adjusted Isomedix operating income	$14,159	$12,372	$57,598	$52,755

Capital equipment revenues	$194,804	$178,216	$603,579	$613,378
Impact of SYSTEM 1 Rebate Program	—	(1,967)	—	(22,367)

Adjusted capital equipment revenues	$194,804	$176,249	$603,579	$591,011

United States revenues	$344,138	$326,029	$1,244,730	$1,141,633
Impact of SYSTEM 1 Rebate Program	—	(1,967)	—	(22,367)

Adjusted United States revenues	$344,138	$324,062	$1,244,730	$1,119,266

STERIS Corporation

Unaudited Supplemental Financial Data

Forth Quarter Fiscal 2014

As of March 31, 2014

	FY 2014	FY 2013	FY 2014	FY 2013
Total Company Revenues	Q4	Q4	YTD	YTD
Capital Equipment	$194,804	$178,216	$603,579	$613,378

Adjusted capital equipment revenues (1)	na	176,249	na	$591,011
Consumables	105,805	100,021	407,883	353,984
Service	164,678	149,979	610,790	534,540

Total Recurring	270,483	250,000	1,018,673	888,524

Total Revenues, net	$465,287	$428,216	$1,622,252	$1,501,902

Adjusted total revenues (1)	na	$426,249	na	$1,479,535

United States Revenues	$344,138	$326,029	$1,244,730	$1,141,633

Adjusted United States Revenues (1)	na	324,062	na	1,119,266

United States Revenues as a % of Total	74%	76%	77%	76%
International Revenues	$121,149	$102,187	$377,522	$360,269
International Revenues as a % of Total	26%	24%	23%	24%

Segment Data	Q4	Q4	YTD	YTD
Healthcare
Revenues
Capital Equipment	$172,598	$154,966	$515,380	$521,806
Adjusted Capital Equipment (1)	na	$152,999	na	$499,439
Consumables	83,619	79,700	325,703	278,150
Service	95,783	82,694	338,968	274,834

Total Recurring	179,402	162,394	664,671	552,984

Total Healthcare Revenues, net	$352,000	$317,360	$1,180,051	$1,074,790

Adjusted Total Healthcare Revenues (1)	na	$315,393	na	$1,052,426
Operating Income	37,603	42,988	109,714	153,343

Adjusted Operating Income (1)	62,346	42,943	149,842	128,767
Life Sciences
Revenues
Capital Equipment	$22,206	$23,250	$88,199	$91,572
Consumables	22,186	20,321	82,180	75,834
Service	19,305	20,734	75,743	77,015

Total Recurring	41,491	41,055	157,923	152,849

Total Life Sciences Revenues	$63,697	$64,305	$246,122	$244,421

Operating Income	11,377	12,252	50,049	47,453

Adjusted Operating Income (1)	12,030	12,291	50,772	47,643
Isomedix Services
Revenues	$49,391	$45,818	$194,183	$179,550
Operating Income	12,702	12,107	55,186	51,455

Adjusted Operating Income (1)	14,159	12,372	57,598	52,755
Corporate and Other
Revenues	$199	$733	$1,896	$3,141
Operating Income (Loss)	(2,077)	(2,237)	(8,142)	(9,422)

Other Data	Q4	Q4	YTD	YTD
Product
Total product revenues	300,609	278,237	1,011,462	967,362
SYSTEM 1 Rebate Program	—	1,967	—	22,367

Total product revenues, adjusted (1)	300,609	276,270	1,011,462	944,995
Total product cost of revenues	178,125	158,587	586,176	487,899
SYSTEM 1 Rebate Program	—	(173)	—	(1,273)
Restructuring expense	8,144	—	8,144	—
Amortization of inventory “step up” to fair value	613	—	613	1,593

Total product cost of revenues, adjusted (1)	169,368	158,760	577,419	487,579

Total product gross profit, adjusted (1)	131,241	117,510	434,043	457,416

As a percentage, adjusted (1)	43.7%	42.5%	42.9%	48.4%
Service
Total service revenues	164,678	149,979	610,790	534,540
Total service cost of revenues	102,667	91,861	386,454	392,740

Total service gross profit	62,011	58,118	224,336	141,800

As a percentage	37.7%	38.8%	36.7%	26.5%
Total Company gross profit margin, adjusted (1)	193,252	175,628	658,379	599,216

As a percentage, adjusted (1)	41.5%	41.2%	40.6%	40.5%

Healthcare Backlog	$110,304	$105,197	n/a	n/a
Life Sciences Backlog	44,410	48,418	n/a	n/a

Total Backlog	$154,714	$153,615	n/a	n/a
Free Cash Flow	$45,904	$23,350	$128,038	$140,437

Net Debt	$340,678	$350,282	n/a	n/a

(1)	Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company’s most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.